Exhibit 4.4


                          REGISTRATION RIGHTS AGREEMENT


                                                               November 20, 2000

To the several persons listed in Schedule I attached hereto:

Ladies and Gentlemen:

                  This will confirm that in consideration of the purchase by certain purchasers named on Schedule I hereto (the "Purchasers") on the date hereof of an aggregate 4,000,000 shares of Common Stock, par value $0.001 per share, of SpectraSite Holdings, Inc., a Delaware corporation (the "Company"), pursuant to the Purchase Agreement dated as of November 20, 2000 among the Company and the Purchasers, and as an inducement to them to consummate the transactions contemplated by the Purchase Agreement, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock (as such term is defined herein), as follows:

1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" means the Common Stock, par value $.001 per share, of the Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 10 hereof.

                  "Effectiveness Period" shall have the meaning provided in
Section 4 hereof.

                  "Eligible Stock" shall have the meaning provided in Section 7(b).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Initial  Registration   Statement"  shall  have  the  meaning
provided in Section 4 hereof.

                  "Registration  Black Out" shall have the  meaning  provided in
Section 13(a) hereof.
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                  "Registration Expenses" means the expenses so described in
Section 8 hereof.

                  "Restricted Stock" means the shares of (i) Common Stock issued to the Purchasers pursuant to the Purchase Agreement and (ii) Common Stock for which at any time the Warrants are exercisable or which have been issued upon exercise of the Warrants, in each case, the certificates for which are required to bear the legend set forth in Section 2 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" means the expenses so described in Section 8 hereof.

                  "Warrant Agreement" shall mean the Warrant Agreement dated as of the date hereof between the Company and First Union National Bank, as warrant agent, as it may be amended from time to time.

                  "Warrants" shall mean the warrants to purchase 1,500,000 shares of Common Stock, subject to adjustment, issued to the Purchasers pursuant to the Purchase Agreement and the Warrant Agreement.

2. Restrictive Legend. Each certificate representing the Common Stock, including shares issued upon exercise of the Warrants, and each certificate issued upon exchange, adjustment or transfer thereof, other than in a public sale or as otherwise permitted by the last paragraph of Section 3 hereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock (other than (i) in the case of a transfer by any Purchaser, to (a) any affiliate of such Purchaser, (b) any other Purchaser or affiliate of any other Purchaser, (c) Caravelle Investment Fund, L.L.C., (d) Caravelle Investment Fund II, L.L.C., (e) any investment fund controlled by at least two of Messrs. Jay Bloom, Andrew Heyer or Dean Kehler, (f) any person (I) managed by CIBC World Markets Corp. ("CIBC") or Trimaran Fund II, L.L.C. ("Trimaran") (including any affiliates thereof) or at least two of Messrs. Bloom, Heyer or Kehler
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                                      -3-

     and (II)substantially all the equity interests which are owned, directly or indirectly, by (w) members of Trimaran, (x) employees of CIBC or any affiliate thereof, (y) any investor in the Trimaran investment program that has co-investment rights or (z) any combination of the persons named in the immediately preceding clauses (w), (x) or (y) or to any of their respective successors or (ii) in a registered offering as contemplated by Sections 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such holder shall be entitled to transfer such securities in accordance with the terms of its notice; provided, however, that no such opinion shall be required if such notice shall cover a distribution by a holder of Restricted Stock that is a partnership or limited liability company to a partner or member of such holder if such distribution is made after the expiration of the holding period specified with respect thereto in Rule 144(d)(1) under the Securities Act, pro rata in accordance with the respective partnership or limited liability company agreement of such Purchaser without payment of additional consideration therefor by such partners or members. Each certificate for Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                  The foregoing restrictions on transferability of Restricted Stock shall terminate as to any particular shares of Restricted Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock is able to provide a written opinion of counsel to the Company (and its counsel) to the effect that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

4.       Required Shelf Registration.

                  Promptly following the date of this Agreement, the Company shall prepare and file with the Commission a registration statement or add the Restricted Stock to an existing registration statement (in either case, the "Initial Registration Statement"), which shall cover the resale from time to time of all Restricted Stock (and, to the extent allowable under the Securities Act and the Rules promulgated thereunder shall state that such Initial Registration
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                                      -4-

Statement also covers such indeterminate number of additionalshares of Common Stock as may become issuable upon the exercise of the Warrants pursuant to the anti-dilution provisions contained in the Warrant Agreement) in an offering to be made on a continuous basis pursuant to a "shelf" registration statement under Rule 415. The Initial Registration Statement shall be on Form S-3 or other similar form (or any successor form), if the Company is eligible to use such form. The Company shall (i) use its best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act on or prior to the 91st day after the date of this Agreement and (ii) keep the Initial Registration Statement continuously effective under the Securities Act (subject to Section 13(a) hereof) until the date which is two (2) years after the date on which the shares can be sold pursuant to the Initial Registration Statement or such earlier date when all shares of the Restricted Stock have been sold or may be sold without volume limitations pursuant to Rule 144 (the "Effectiveness Period"). If any of the shares of Restricted Stock are to be sold in an underwritten offering initiated by the Purchasers and effected through a supplement or amendment to the Initial Registration Statement, the holders of a majority of such stock may designate the managing underwriter of such offering which will be a firm of recognized national standing, subject to the approval of the Company, which approval shall not be unreasonably withheld.

5.       Demand Registration.

(a) At any time following the Effectiveness Period, the holders of Restricted Stock constituting at least 25% of the Restricted Stock outstanding at such time may request the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice. The Company shall have no obligation to effect a registration under this Section 5 unless the aggregate offering price of the securities requested to be sold pursuant to such registration is, in the good faith judgment of the Company, expected to be equal to or greater than $7.5 million.

(b) Promptly following receipt of any notice under this Section 5, the Company shall immediately give written notice to any holders of Restricted Stock from whom notice has not been received, and shall file and use its reasonable efforts to have declared effective a registration statement under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from such requesting holders the number of shares of Restricted Stock specified in such notice (and in any notices received from other such holders of Restricted Stock within 20 days after their receipt of such notice from the Company). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering which shall be a firm of recognized national standing, subject to the approval of the selling holders of a majority of the Restricted Stock included in the offering, which approval shall not be unreasonably withheld. The number of shares of Restricted Stock to be included in such an underwriting may be reduced
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                                      -5-


(pro rata among all of the requesting holders based on the number of shares requested by each holder to be included) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 5 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

(c) Each of the Company and holders of Common Stock other than the Restricted Stock, shall be entitled to include in any registration statement referred to in this Section 5 for which the method of distribution is an underwritten public offering, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, or such other stockholders, as the case may be, except to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except as provided in this paragraph (c) or pursuant to the Company's Second and Amended Restated Registration Rights Agreement dated April 20, 1999, as amended through the date hereof and as it may be amended to reflect the registration rights contemplated by the Agreement to Sublease (the "Second Amended and Restated Agreement") or as it may be amended solely to add additional parties, the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 5 until the completion of the period of distribution of the registration contemplated thereby.

(d) Notwithstanding anything to the contrary contained herein, the Company shall be obligated to register Restricted Stock pursuant to this Section 5 on one occasion only.

6. Incidental  Registration.  If the Company at any time (other than pursuant to
Section 4 or 5 hereof) after the Effectiveness Period proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 (or any successor form) or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such holder, given within 20 days after receipt of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the
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                                      -6-

registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock; provided that nothing herein shall prevent the Company from abandoning or delaying such registration at any time. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 6 to register Restricted Stock shall specify that either (i) such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Restricted Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein or by holders of Restricted Stock. In such event, the Company shall include in such registration (i) first, the securities the Company proposes to sell or the securities proposed to be sold pursuant to Section 4 of the Second Amended and Restated Agreement, (ii) second, the Restricted Stock requested to be included in such registration hereunder and the "Restricted Stock" requested to be included in such registration under the Second Amended and Restated Agreement (other than Section 4 thereof), pro rata among the holders thereof participating in such registration based upon the number of shares owned by each such holder and (iii) third, other securities requested to be included in such registration by persons other than holders of Restricted Stock hereunder or under the Second Amended and Restated Agreement.

7. Registration Procedures. If and whenever the Company is required by the provisions of Section 4, 5 or 6 hereof to effect the registration of any of the Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in
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                                      -7-

     such registration statement for such period; other than (i) as a result of the underwriters cutback provisions set forth in Sections 4, 5 and 6, as applicable, (ii) in the event that holders of Restricted Stock make a demand pursuant to Section 5 and do not include all shares of Common Stock issued pursuant to the Purchase Agreement then held by such holders and 100% of the shares of Common Stock issued or issuable upon the exercise of the Warrants then held by such holders (collectively, the "Eligible Stock"), and (iii) if the holders of Restricted Stock choose not to include some or all of the Eligible Stock in an incidental registration pursuant to
     Section 6, in the event that at any time a registration statement is required to be effective the number of shares registered under such registration statement filed pursuant to this Agreement is insufficient to cover the Eligible Stock, the Company shall amend such registration statement, or file a new registration statement (on the short form available therefor, if applicable), or both, so as to cover 100% of such shares of Eligible Stock, in each case as soon as practicable, but in any event within ten (10) days after the insufficiency occurs; the Company shall use its reasonable best efforts to cause such amendment and/or new registration statement to become effective as soon as practicable following the filing thereof;

(c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

(d) use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of such securities or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify but for this paragraph (d),
         (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

(e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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                                      -8-

(f) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller and dated such date, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement. the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder
     (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

(g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate  documents  and  properties  of the  Company,  and  cause the
         Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

                  For purposes of paragraphs (a) and (b) above and of Sections 4(c) and 10(a) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, which period shall in no circumstances exceed six months after the effective date of the related registration statement, and the period of distribution of
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                                      -9-

securities in any other registration shall be deemed to extend until the earlier of the sale of all securities covered thereby or six months after the effective date thereof; provided, that the period of distribution under an Initial Registration Statement shall be the Effectiveness Period.

                  In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. The Company shall be under no obligation to register for any registration pursuant to this Agreement the shares of Restricted Stock of any holder unless such holder provides the information requested in accordance with the preceding sentence within 20 days following receipt of the Company's request for such information.

                  In connection with each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company and all holders of Restricted Stock participating in such registration agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided, however, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and provided, further, however, that the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock.

8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and the reasonable fees and expenses of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses".

                  The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4, 5 or 6 hereof. All Selling Expenses in connection with any registration statement filed pursuant to
Section 4, 5 or 6 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

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9.  Indemnification.  In the event of a  registration  of any of the  Restricted
Stock under the Securities Act pursuant to Section 4, 5 or 6 hereof, the Company will indemnify and hold harmless each seller of such securities thereunder and each underwriter of such securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, in each case, as such expenses are incurred; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

                  In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, 5 or 6 hereof, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such securities was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock covered by such registration statement.

                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  If the indemnification provided for in the first two paragraphs of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such securities on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  The  indemnification  of  underwriters  provided  for in  this
Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters.

10. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization (including a merger or consolidation in which the holders of Common Stock receive securities of an acquiror or its parent), or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

11. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

(a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other installment, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to considerations of public policy in the case of the indemnification provisions hereof.

12.      Rule 144 Reporting.  The Company agrees with you as follows:

(a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so (and without regard to whether or not it is required to do so at any time from and after such date, the Company will file with the Commission such periodic and other reports as an issuer of securities that is a reporting company, as those terms are understood and defined in the Exchange Act, would be required to file with the Commission in compliance with such Exchange Act, unless the Commission refuses to accept such materials for filing).

(b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under
         Section 13(a) or 15(d) of the Exchange Act for so long as the Company is subject to such reporting requirements of the Exchange Act.

(c) The Company shall furnish to such holder of Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (whether or not at such time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

13.      Miscellaneous.

(a) Notwithstanding anything herein to the contrary, in the event that, at the time the Company would otherwise be required to file a registration statement pursuant to Section 4 or 5 or during the time that a registration statement filed pursuant to Section 4 or 5 is effective, the Company reasonably determines, based upon advice of counsel, that due to the existence of material non-public information, disclosure of such material non-public information would be required to make the statements contained in the applicable registration statement not misleading (including, without limitation and for the avoidance of doubt, the pendency of a public or private offering by the Company or pursuant to the Second Amended and Restated Agreement), and the Company has a bona fide business purpose for preserving as confidential such material non-public information, the Company shall have the right to defer the filing or suspend the use of such registration statement (a "Registration Black Out"), and no holder of Common Stock shall be permitted to sell any Common Stock pursuant thereto, until such time as such suspension is no longer required hereunder; provided, however, that such time shall not exceed a period of twenty (20) consecutive days; provided that any such 20-day period may be extended for twenty-five (25) additional consecutive days if the Company reasonably determines, based upon the advice of its counsel and after conversations with counsel for holders of the Restricted Stock, that such extension would be required and counsel for holders of the Restricted Stock determine that the Company's position is reasonable. As soon as such suspension is no longer required hereunder or upon expiration of a 45-day black-out period, the Company shall take all such actions as are required to permit sales by holders of Restricted Stock under an effective registration statement, including, if required, promptly, but in no event later than the date the Company files any documents with the Commission referencing such material information, file with the Commission either such registration statement or, if necessary, an amendment to such registration statement disclosing such information and use its best efforts to have such registration statement or amendment declared effective as soon as possible, unless, in the case of a deferral of filing or a suspension of use of a registration statement pursuant to Section 5, on or prior to the expiration of the Registration Black-Out period, the stockholders requesting registration holding a majority of the shares requested to be included in such registration, by written notice to the Company, withdraw the request made, in which case, such request made shall not count as a requested registration under Section 5. In the event that the use of a registration statement filed pursuant to Section 4 or 5 is suspended, the period of distribution shall be extended by a period of time equal to the length of time of the Registration Black-Out.

                  In the event that filing a registration statement is deferred or use of a registration statement is suspended by the Company, the Company shall promptly notify all holders whose securities are covered the registration statement of such deferral or suspension, and shall promptly notify each such holder as soon as the registration statement is filed or the use of the registration statement may be resumed. Notwithstanding anything to the contrary, the Company shall cause the transfer agent to deliver unlegended shares of Common Stock to a transferee of a holder in connection with any lawful sale of Restricted Stock with respect to which such holder has entered into a contract for sale which requires settlement within four (4) business days of execution prior to receipt of notice of such Registration Black Out and for which such holder has not yet settled. The Company shall be entitled to effect no more than two Registration Black Outs during any twelve-(12) month period.

(b) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock for so long as the certificates representing the Restricted Stock shall be required to bear the legend specified in Section 2 hereof.

(c) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, or by overnight courier addressed as follows:

                  if to the Company, to it at:

                           SpectraSite Holdings, Inc.
                           100 Regency Forest Drive, Suite 400
                           Cary, North Carolina  27511
                           Attention:  David P. Tomick

                                      -16-
                  with a copy to:

                           Dow, Lohnes & Albertson, PLLC 1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C.  20036
                           Attention:  Timothy J. Kelley

                  if to any holder of Restricted Stock, at the address as set forth under such holder's name in Schedule I hereto;

                  if to any subsequent holder of Restricted Stock, to such holder at such address as may have been furnished to the Company in writing by such holder;

                  with a copy (if to a holder of Restricted Stock affiliated with the Purchasers) to:

                           Trimaran Fund Management, L.L.C.
                           c/o CIBC World Markets Corp.
                           425 Lexington Avenue
                           3rd Floor
                           New York, New York  10017
                           Attention:  Steven A. Flyer

                  and a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Attention:  Roger Meltzer, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company).

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law of such state.

(e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended except in writing signed by the Company and the holders of not less than 60% of the voting power of the Restricted Stock then outstanding (assuming for this purpose that all Warrants have been exercised for shares of Common Stock and excluding for this purpose any limitations on voting power affecting entities regulated by the Bank Holding Company Act of 1956, as amended); provided, however, that any modification or amendment that adversely affects the rights or privileges of any holder of Restricted Stock and does not affect the other holders of Restricted Stock in a substantially similar manner shall require the prior consent of such adversely affected holder.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

                  Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                                                     Very truly yours,

                                                     SPECTRASITE HOLDINGS, INC.


                                                     By:/s/ David P. Tomick
                                                        ------------------------
                                                          Name: David P. Tomick
                                                          Title:Executive Vice
                                                                President and
                                                                Chief Financial
                                                                Officer

AGREED TO AND ACCEPTED
as of the date first above written

TRIMARAN FUND II, L.L.C.


By: /s/ Steven A. Flyer
   --------------------------------
       Name: Steven A. Flyer
       Title:Attorney-in-Fact


TRIMARAN CAPITAL, L.L.C.


By:  /s/ Steven A. Flyer
   --------------------------------
       Name: Steven A. Flyer
       Title:Attorney-in-Fact


TRIMARAN PARALLEL FUND II, L.P.


By:   /s/ Steven A. Flyer
   --------------------------------
       Name: Steven A. Flyer
       Title:Attorney-in-Fact

CIBC EMPLOYEE PRIVATE EQUITY
   FUND (TRIMARAN) PARTNERS


By: /s/ Steven A. Flyer
   -------------------------------
       Name: Steven A. Flyer
       Title:Attorney-in-Fact


CIBC WORLD MARKETS IRELAND
   LIMITED


By: /s/ Steven A. Flyer
   -------------------------------
       Name: Steven A. Flyer
       Title:Attorney-in-Fact

                                                  SCHEDULE I

Name and Address of Purchaser

     Trimaran Fund II, L.L.C.

     Trimaran Capital, L.L.C.

     Trimaran Parallel Fund II, L.P.

     CIBC Employee Private Equity Fund (Trimaran) Partners

     CIBC World Markets Ireland Limited

                  c/o CIBC World Markets Corp
                  425 Lexington Avenue
                  3rd Floor
                  New York, New York 10017
                  Attention:  Steven A. Flyer